UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2008
GUARANTY FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33661 Commission File Number	74-2421034 (I.R.S. Employer Identification No.)
1300 MoPac Expressway South
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 434-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 25, 2008, the Board of Directors of Guaranty Financial Group Inc. (the “Company”) increased the size of the Board to 12 members and appointed David W. Biegler and Edward R. McPherson as Directors of the Company, effective immediately.
     David W. Biegler, 61, has served as Chairman of Estrella Energy, L.P., a natural gas transportation and processing firm since August 2003. Mr. Biegler retired at the end of 2001 as Vice Chairman of TXU Corporation, when it engaged in power generation and energy marketing and provided electric and natural gas utility services and other energy-related services. He also served as President and Chief Operating Officer of TXU Corporation from 1997 to December 2001. From 1993 to 1997, he served as Chairman, President, and Chief Executive Officer of ENSERCH Corp. He currently serves as a director of Dynegy Inc., Trinity Industries, Inc., Austin Industries, Inc., Children’s Medical Center in Dallas, Texas, and Animal Health International.
     Edward R. McPherson, 62, serves as Chief Executive Officer of InterSolve Group, Inc., a company dedicated to helping its clients improve performance, profitability, and shareholder value. Mr. McPherson served as Under Secretary of Education and Chief Operating Officer of the United States Department of Education from April 2004 through December 2005, and as Chief Financial Officer of the United States Department of Agriculture from October 2001 until April 2004. Mr. McPherson also served as Chief Financial Officer for SunAmerica and First RepublicBank Corporation. He serves on the National Aeronautics and Space Administration’s Advisory Council and its Audit and Finance Committee.
     Mr. Biegler will be a Class I director, with a term ending in 2011 and Mr. McPherson will be a Class II director, with a term ending in 2012.
     The board of directors determined that each of Mr. Biegler and Mr. McPherson meets the independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Mr. Biegler will serve on the Company’s Nominating and Governance Committee. Mr. McPherson will serve on the Company’s Audit Committee and Management Development and Executive Compensation Committee.
     There is no arrangement or understanding between either of Mr. Biegler or Mr. McPherson and any other person pursuant to which either of the was elected as a director of the Company. Neither Mr. Biegler nor Mr. McPherson has any related person transactions with the Company reportable under Item 404(a) of Regulation S-K.
     The Company will compensate the newly appointed directors in a manner consistent with the fee schedule for outside directors disclosed in the Information Statement contained in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on December 4, 2007.
     A copy of the Company’s press release announcing Mr. Biegler’s and Mr. McPherson’s election to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits
Exhibit 99.1	Press Release of Guaranty Financial Group Inc. dated February 25, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: February 25, 2008	By:	/s/ Ronald D. Murff
		Name:	Ronald D. Murff
		Title:	Senior Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press Release of Guaranty Financial Group Inc. dated February 25, 2008.	5